SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2002

KNOLOGY BROADBAND, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-43339	58-2203141
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 O. G. Skinner Drive, West Point, Georgia 31833
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (706) 645-8553

Item 4.     Changes in Registrant’s Certifying Accountant.

Effective June 20, 2002, at the recommendation of management, the Board of Directors of Knology Broadband, Inc. (“Knology Broadband”) engaged Deloitte Touche Tohmatsu LLP (“Deloitte”) as Knology Broadband’s independent auditors, subject to normal client acceptance procedures. This appointment followed Knology Broadband’s decision to seek proposals from independent accountants to audit Knology Broadband’s financial statements for the year ending December 31, 2002.

Deloitte replaces Arthur Andersen LLP (“Andersen”) as Knology Broadband’s independent auditors. Knology Broadband’s Board of Directors upon the recommendation of management determined to dismiss Andersen on June 20, 2002.

Andersen’s report on Knology Broadband’s consolidated financial statements for the year ended December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. Andersen’s report on Knology Broadband’s consolidated financial statements for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles, but was modified as to Knology Broadband’s ability to continue as a going concern.

During Knology Broadband’s two most recent fiscal years ended December 31, 2001 and the subsequent interim period through June 20, 2002, there were no disagreements with Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the matter in connection with their reports on Knology Broadband’s consolidated financial statements. Additionally, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 7.     Financial Statements and Exhibits.

(c)     Exhibits

Exhibit Number	Exhibit Description

16
Letter form Arthur Andersen LLP to the Securities and Exchange Commission dated June 21, 2002 (previously filed as Exhibit 16 to Knology’s Current Report on Form 8-K filed June 25, 2002; Arthur Andersen LLP has informed Knology Broadband that it will no longer provide such letters to any of its former clients and therefore is not able to provide an updated letter to Knology Broadband).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

KNOLOGY BROADBAND, INC.

Dated July 12, 2002	By:	/s/ ROBERT K. MILLS
Robert K. Mills
Chief Financial Officer, Vice President and Treasurer (Principal financial officer and principal accounting officer)

Exhibit Index

Exhibit Number	Exhibit Description

16
Letter form Arthur Andersen LLP to the Securities and Exchange Commission dated June 21, 2002 (previously filed as Exhibit 16 to Knology Broadband’s Current Report on Form 8-K filed June 25, 2002; Arthur Andersen LLP has informed Knology Broadband that it will no longer provide such letters to any of its former clients and therefore is not able to provide an updated letter to Knology Broadband).